SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. ______)

Filed by the Registrant  ☒

Filed by Party other than the Registrant  ☐

Check the appropriate box:

☐  Preliminary Proxy Statement

☐  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐  Definitive Proxy Statement

☒  Definitive Additional Materials

☐  Soliciting Material Pursuant to §240.14a-12

JOHN HANCOCK TAX-ADVANTAGED GLOBAL SHAREHOLDER YIELD FUND

(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

PLEASE VOTE NOW

WE MUST RECEIVE YOUR VOTE BY JUNE 27, 2013

IMPORTANT NOTICE REGARDING YOUR INVESTMENT IN JOHN HANCOCK

TAX-ADVANTAGED GLOBAL SHAREHOLDER YIELD FUND (HTY)

The Board of Trustees of your fund has approved a new subadvisory agreement with Epoch Investment Partners, Inc., which is responsible for the day-to-day management of the fund’s investments, other than the fund’s call option strategy. This proposal is described in proxy materials mailed to you recently. The new agreement requires your approval, and our records indicate we have not yet received your vote. The Board of Trustees recommends that shareholders vote FOR its approval.

No matter how large or small your fund holdings, your vote is important. Please submit your vote promptly so that we receive it prior to the special meeting of HTY shareholders to be held on Thursday, June 27, 2013.

How can you vote to approve this important initiative?

VOTE BY PHONE	VOTE ONLINE	VOTE BY MAIL

Call 1-866-859-8682	Visit https://east-online.	Return your completed
Monday through Friday	proxyvote.com/pv/web.do	proxy card in the postage-paid
9:00 a.m. –11:00 p.m., or	and enter the control number	envelope so that we receive it
Saturday 12:00 p.m.–6:00 p.m.,	that appears on your proxy card.	by June 26, 2013.
Eastern Time. Please have your	Vote by following the on-screen
proxy card handy.	prompts.

If you did not receive a proxy package, please call 1-866-586-0633 as soon as possible to receive a package or contact your financial advisor. Otherwise, we urge you to vote immediately to avoid further proxy correspondence.

Thank you for your time and prompt vote!

320PLTR 6/13